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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 25, 1999, except for the termination of the line of credit described in Note 9, which is as of March 24, 1999 relating to the financial statements of Renaissance Worldwide, Inc., which appears in the Company's Annual Report on Form 10-K for the year ended
December 26, 1998.


PricewaterhouseCoopers LLP

Boston, Massachusetts
December 28, 1999